Exhibit 99.(j)(1)

Consent of Fund Counsel

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 72 to the Registration Statement of the Cavanal Hill Funds on Form N-1A under the Securities Act of 1933, as amended.

Tulsa, Oklahoma

December 19, 2016

/s/ Frederic Dorwart, Lawyers
Frederic Dorwart, Lawyers